Exhibit 5.4

To:	Homburger AG
Credit Suisse AG	Prime Tower
Paradeplatz 8	Hardstrasse 201 | CH—8005 Zurich
P.O. Box 1	P.O. Box 314 | CH—8037 Zurich
8070 Zurich
Switzerland	T +41 43 222 10 00
F +41 43 222 15 00
lawyers@homburger.ch

January 29, 2015 BOR | SAO
323184 | 3362500_1.docx

Credit Suisse AG, acting through its New York Branch
U.S. Medium-Term Note Program under the Credit Suisse Group AG and Credit Suisse AG U.S. Shelf | $60,000,000 aggregate principal amount of Floating Rate Notes due 2018

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse AG (Credit Suisse), a Swiss bank, in connection with the issuance by Credit Suisse, acting through its New York Branch (the Issuing Branch), of $60,000,000 aggregate principal amount of Floating Rate Senior Notes due 2018 (the Notes, which expression, unless the context otherwise requires, includes the Global Notes (as defined below)), which will be part of the same series as the $750,000,000 aggregate principal amount of Floating Rate Notes due 2018 (together with the Notes, the 2018 Floating Rate Notes) to be issued by Credit Suisse, acting through the Issuing Branch, concurrently with the Notes, in each case under the Senior Indenture dated as of March 29, 2007 (the Base Indenture), between Credit Suisse and The Bank of New York Mellon, as trustee (in such capacity, the Trustee), as supplemented by the Second Supplemental Indenture dated as of March 25, 2009 (the Supplemental Indenture and, together with the Base Indenture, the Indenture). As such special Swiss counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Notes.

I.          Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the

Documents (including, in the case of the Prospectus (as defined below), any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only examined the following documents (collectively, the Documents):

(i)         an electronic copy of the executed distribution agreement dated May 7, 2007, between Credit Suisse Securities (USA) LLC, as distributor, and Credit Suisse (the Distribution Agreement);

(ii)        an electronic copy of the executed Base Indenture;

(iii)       an electronic copy of the executed Supplemental Indenture;

(iv)       an electronic copy of the executed Terms Agreement dated January 27, 2015, between Credit Suisse Securities (USA) LLC, as distributor, and the several underwriters named therein, on the one hand, and Credit Suisse, acting through the Issuing Branch, on the other hand (the Terms Agreement and, together with the Distribution Agreement, the Base Indenture and the Supplemental Indenture, the Transaction Agreements);

(v)        an electronic copy of the executed global notes representing the 2018 Floating Rate Notes (the Global Notes);

(vi)       an electronic copy of the prospectus dated as of March 23, 2012 (the Base Prospectus);

(vii)      an electronic copy of the prospectus supplement to the Base Prospectus dated as of March 23, 2012 (the Prospectus Supplement);

(viii)     an electronic copy of the pricing supplement to the Prospectus Supplement dated January 27, 2015 (together with the Base Prospectus and the Prospectus Supplement, the Prospectus);

(ix)       a certified excerpt from the Register of Commerce of the Canton of Zurich for Credit Suisse, dated December 15, 2014 (the Excerpt);

(x)        a copy of the articles of association (Statuten) of Credit Suisse in their version as of (A) April 19, 2006 (the 2006 Articles), (B) August 26, 2008 (the 2008 Articles), (C) May 2, 2011 (the 2011 Articles), and (D) September 4, 2014 (the 2014 Articles);

(xi)      an electronic copy of (A) the Organizational Guidelines and Regulations of Credit Suisse, valid as of January 1, 2006 (the 2006 Regulations), and (B) the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse, valid as of (v) March 24, 2009 (the

2009 Regulations), (w) February 8, 2012 (the February 2012 Regulations), (x) October 24, 2012 (the October 2012 Regulations), (y) May 8, 2014 (the May 2014 Regulations), and (z) June 19, 2014 (the June 2014 Regulations);

(xii)      an electronic copy of the GP-00200 Global Policy Funding Authority within Credit Suisse Group and Credit Suisse effective as of (A) January 1, 2007 (the 2007 Funding Authority), (B) December 17, 2008 (the 2008 Funding Authority), and (C) May 18, 2012 (the 2012 Funding Authority);

(xiii)     an electronic copy of (A) the memorandum of the Chief Financial Officer of Credit Suisse and Credit Suisse Group AG (CFO) to the members of the Board of Directors of Credit Suisse and Credit Suisse Group AG, dated February 14, 2007 (the February 2007 CFO Approval), (B) the certificate of R. Fassbind, as CFO, dated May 2, 2007 (the May 2007 CFO Approval), (C) the certificate of R. Fassbind, as CFO, dated March 12, 2009 (the 2009 CFO Approval), (D) the certificate of D. Mathers, as CFO, dated March 14, 2012 (the 2012 CFO Approval), and (E) the certificate of D. Mathers, as CFO, dated May 15, 2014 (the 2014 CFO Approval and, together with the February 2007 CFO Approval, the May 2007 CFO Approval, the 2009 CFO Approval and the 2012 CFO Approval, the CFO Approvals);

(xiv)    an electronic copy of (A) the power of attorney dated March 26, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the March 2007 Power of Attorney), (B) the power of attorney dated May 2, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the May 2007 Power of Attorney), (C) the power of attorney dated March 20, 2008, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the 2008 Power of Attorney), and (D) the power of attorney dated July 22, 2013, issued by
D. Mathers, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the 2013 Power of Attorney);

(xv)     an electronic copy of (A) the email dated January 28, 2015, from G. Orlins to D. Mathers, as CFO, and (B) the email dated January 28, 2015, from D. Mathers, as CFO, to G. Orlins, in each case, regarding the CFO’s approval of the Notes (the Drawdown Approval);

(xvi)    an electronic copy of the Secretary’s Certificate dated January 29, 2015 (including the exhibits thereto, the Secretary’s Certificate), executed by Pierre Schreiber and Joan Belzer; and

(xvii)   two email confirmations from Sandra Galvis dated January 29, 2015 (the Confirmation).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.        Assumptions

In rendering the opinion below, we have assumed the following:

(a)        all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)        all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents; and

(c)        except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate, including, without limitation, the statements set forth in:

(i)         the Confirmation as to the following facts:

(A)      the Notes are senior notes issued pursuant to funding/treasury transactions within the meaning of the 2012 Funding Authority; and

(B)      Gina Orlins, David Wong and Amanda Chin were employees of Credit Suisse or one of its affiliates at the time such persons executed the Global Notes and the Terms Agreement, as applicable; and

(ii)        the Secretary’s Certificate, including as to the following facts:

(A)      the 2014 Articles continue in full force and effect and have not been amended;

(B)      the 2011 Articles were in full force and effect and had not been amended as of the dates of the Base Prospectus and the Prospectus;

(C)      the 2008 Articles were in full force and effect and had not been amended as of the date of the Supplemental Indenture;

(D)      the 2006 Articles were in full force and effect and had not been amended as of the dates of the Base Indenture and the Distribution Agreement;

(E)       the June 2014 Regulations continue in full force and effect and have not been amended;

(F)       the May 2014 Regulations were in full force and effect and had not been amended as of the date of the 2014 CFO Approval;

(G)      the October 2012 Regulations were in full force and effect and had not been amended as of the date of the 2013 Power of Attorney;

(H)      the February 2012 Regulations were in full force and effect and had not been amended as of the dates of the Base Prospectus, the Prospectus Supplement, the 2012 Funding Authority and the 2012 CFO Approval;

(I)        the 2009 Regulations were in full force and effect and had not been amended as of the date of the Supplemental Indenture;

(J)        the 2006 Regulations were in full force and effect had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the 2007 Funding Authority, the 2008 Funding Authority, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval, the 2008 Power of Attorney, and the 2009 CFO Approval;

(K)      the 2012 Funding Authority, the CFO Approvals, the Drawdown Approval and the 2013 Power of Attorney continue in full force and effect and have not been amended;

(L)       the 2008 Funding Authority was in full force and effect and had not been amended as of the dates of the Supplemental Indenture, the 2009 CFO Approval, the 2012 CFO Approval, the Base Prospectus and the Prospectus Supplement;

(M)     the 2007 Funding Authority was in full force and effect and had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval and the 2008 Power of Attorney;

(N)      the 2008 Power of Attorney was in full force and effect and had not been amended as of the date of the Supplemental Indenture;

(O)      the May 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Distribution Agreement;

(P)       the March 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Base Indenture;

(Q)      the Distribution Agreement continues in full force and effect and has not been amended;

(R)      the Excerpt is correct and complete;

(S)       immediately after giving effect to the issuance of (i) the 2018 Floating Rate Notes and (ii) the $2,000,000,000 aggregate principal amount of 1.750% Senior Notes due 2018 to be issued by Credit Suisse, acting through the Issuing Branch, under the Indenture concurrently with the 2018 Floating Rate Notes (together with the 2018 Floating Rate Notes, the 2018 Notes), the aggregate issuance amount, as measured by the aggregate offering price, of (A) medium-term notes (including the 2018 Notes) issued on or after March 23, 2012, pursuant to the Prospectus Supplement, including any supplement thereto, will not exceed USD 50 billion and (B) securities (including the 2018 Notes) issued on or after March 23, 2012, pursuant to the U.S. automatic registration statement on Form F-3ASR of which the Base Prospectus forms a part, will not exceed USD 60 billion, in each case in accordance with the 2014 CFO Approval; and

(T)       the Indenture has not been terminated, rescinded or amended in any way (other than, by the First Supplemental Indenture dated as of May 6, 2008, and any other supplements thereto relating to note issuances thereunder that do not constitute 2018 Notes) and is in full force and effect.

III.       Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.         Credit Suisse is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.         Credit Suisse has the necessary corporate power and authority to, acting through the Issuing Branch, issue the Notes.

3.         The Notes have been duly authorized by all necessary corporate action by Credit Suisse.

IV.       Qualifications

The above opinions are subject to the following qualifications:

(a)        The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)        We express no opinion on the legality, validity or enforceability of any of the provisions of any Transaction Agreement or the Notes or the performance of the obligations assumed by Credit Suisse thereunder.

(c)        Further, we express no opinion as to tax matters, regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

*   *   *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention after the date hereof. This opinion is addressed to you for your benefit, and is not to be relied upon by any other person without our express consent, except that it may be relied upon by initial purchasers of the Notes and by Cleary Gottlieb Steen & Hamilton LLP for purposes of issuing its opinion to you on or about the date hereof with respect to certain matters of the laws of the State of New York and United States federal law pertaining to the Notes.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to a report on Form 6-K to be filed by Credit Suisse on or around the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended. Save as aforementioned, this opinion may not be transmitted by you to any other person, quoted or referred to in any public document or filed with anyone, in each case, without our express consent.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the city of Zurich.

Sincerely yours,
/s/ Homburger AG